Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-178165) of our report dated March 7, 2011 relating to the financial statements and financial statement schedule of NeuroMetrix, Inc. (the “Company”), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 12, 2012